UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2006

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
Amended Outside Director Compensation Program
     On January 26, 2006, the Board of Directors of PlanetOut Inc. (the “Company”) amended the compensation program for the Company’s non-employee directors (“Outside Directors”) that it had adopted on December 22, 2005 (the “Outside Director Compensation Program”). A complete description of the Outside Director Compensation Program was provided in, and filed as an exhibit to, the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2005, and it is incorporated herein by reference. The Outside Director Compensation Program, which the Company adopted in order to retain and attract the services of qualified members of the Board, initially excluded one of the Company’s Outside Directors, Karen Magee, pending approval from her current employer for her participation in the Outside Director Compensation Program. Ms. Magee received such approval from her current employer in early January 2006. Upon recommendation of the Company’s Compensation Committee, the Board approved an amendment to the Outside Director Compensation Program on January 26, 2006 to allow Ms. Magee’s participation, while keeping all other provisions of the Outside Director Compensation Program in place and unchanged. Pursuant to this amendment, on January 26, 2006, Ms. Magee received a grant of 13,500 non-statutory stock options, subject to the same vesting provisions and transfer restrictions as the other Outside Directors’ grants received in December 2005. Ms. Magee will also receive the same cash and equity compensation as the other Outside Directors under the Outside Director Compensation Program.
Company President Compensation Adjustment
     On January 26, 2006, in conjunction with his annual salary review and upon recommendation of the Compensation Committee, the Board approved a grant of 2,500 shares of restricted common stock of the Company (“Restricted Shares”) to the Company’s President, Mark Elderkin. The Restricted Shares are subject to forfeiture should Mr. Elderkin leave the Company before the Restricted Shares are fully vested. One-fourth of such Restricted Shares will vest on the first anniversary of grant and 1/48th will vest each month thereafter. The Compensation Committee also approved an approximately 6% increase in Mr. Elderkin’s annual salary, from $245,000 to $260,000, with an effective date of January 1, 2006.
     A summary of the amendment to the Outside Director Compensation Program and a summary of the Company President Compensation Adjustment are filed as an exhibit hereto and are incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description
99.1	Summaries of Amendment to Outside Director Compensation Program and Company President Compensation Adjustment

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: January 31, 2006	By:	/s/ Jeffrey T. Soukup
Jeffrey T. Soukup
Chief Operating Officer, Acting Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Summaries of Amendment to Outside Director Compensation Program and Company President Compensation Adjustment